Condensed Balance Sheets
	6/30/2013	12/31/2012
	(Unaudited)

Cash	$25,452,382	$ 26,216,668
Other current assets	402,075	714,508
Non current assets	326,804	88,025

Total assets	$26,181,261	$ 27,019,201

Current liabilities	$823,266	$ 1,098,307
Warrant liability	2,311,391	2,852,880
Shareholders' equity	23,046,604	23,068,014

	$26,181,261	$ 27,019,201

Condensed Statement of Operations (Unaudited)

	3 months	3 months	6 months	6 months
	ended	ended	ended	ended
	6/30/2013	6/30/2012	6/30/2013	6/30/2012

Revenue	$0	$0	$0	$0
Research and development	1,213,570	2,189,633	2,628,831	4,188,169
Stock based compensation	179,946	103,617	344,074	348,724
General and administrative	788,420	837,322	1,557,687	1,643,120

Loss before other expenses	(2,181,936)	(3,130,572)	(4,530,592)	(6,180,013)
Interest income	4,095	1,975	10,643	3,009
Financing expense	0	0	0	(368,524)
Change in fair value of warrant liabilty	2,027,512	(3,323,220)	(604,171)	(7,795,724)

Net loss	($150,329)	($6,451,817)	($5,124,120)	($14,341,252)

Net loss per share, basic and diluted:	$(0.00)	$(0.16)	$(0.10)	$(0.37)